                                                                     EXHIBIT 4.2

                  This Warrant was originally issued on January 3, 2003, and such issuance was not registered under the Securities Act of 1933, as amended. The transfer of this Warrant and the securities obtainable upon exercise hereof is subject to the limitations and conditions on transfer specified in the Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002 (as it may be amended from time to time, the "PURCHASE AGREEMENT"), between the Company and the Registered Holder (each as defined herein), and the Company reserves the right to refuse the transfer of any such securities until such limitations have lapsed and conditions have been fulfilled, with respect to such transfer. Upon written request, a copy of the Purchase Agreement shall be furnished by the Company to the holder hereof without charge.

                           R.H. DONNELLEY CORPORATION

                             STOCK PURCHASE WARRANT

Date of Issuance: January 3, 2003                   Certificate No. ____

                  FOR VALUE RECEIVED, R.H. Donnelley Corporation, a Delaware corporation (the "COMPANY"), hereby grants to ________________________________
or its registered assigns (the "REGISTERED HOLDER") the right to purchase from the Company ________ shares of the Company's Common Stock at the Exercise Price. This Warrant is one of several warrants (collectively, the "SERIES 2 WARRANTS") issued by the Company to certain investors (the "INVESTORS") pursuant to the Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002 (as amended, the "PURCHASE AGREEMENT"). Certain capitalized terms used herein are defined in Section 4 and capitalized terms used in this Warrant but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement. The amount and kind of securities obtainable pursuant to the purchase rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                  This Warrant is subject to the following provisions:

                  Section 1.        Exercise of Warrant. (a) Exercise Period.
The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fifth anniversary thereof (the "EXERCISE PERIOD").

                  (b) Exercise Procedure. (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "EXERCISE TIME"):

                  (A) a completed Exercise Agreement, as defined in Section 1(c), executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

                  (B)      this Warrant;

                  (C) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit I evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 6; and

                  (D) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE"), or (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant that when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Exercise Price (which withheld shares shall no longer be issuable under this Warrant).

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five Business Days after the date on which the Exercise Time occurs. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the purchase rights formerly represented by this Warrant that have not expired or been exercised and shall within such five-Business Day period deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock as of the Exercise Time.

                  (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof if issued to the Registered Holder or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely and proper exercise of this Warrant.

                  (vi) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                  (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Series 2 Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Series 2 Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any law or governmental regulation applicable to the Company or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance that shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Series 2 Warrants.

                  (c) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit II (the "EXERCISE AGREEMENT"), except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the purchase rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  (d) Fractional Shares. If a fractional share of Common Stock would be issuable upon exercise of the purchase rights represented by this Warrant, the Company shall, unless prohibited by any agreement to which the Company is a party, within five Business Days after the date on which the Exercise Time occurs, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Current Market Price of such fractional share as of the date on which the Exercise Time occurs and the Exercise Price of such fractional share.

                  Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  (a) The Exercise Price shall be subject to adjustment as follows:

                  (i) In case the Company shall at any time or from time to time after the Date of Issuance (A) pay a dividend or make a distribution in shares of Common Stock or Convertible Securities into Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) otherwise issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Exercise Price in effect immediately prior to such action and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately adjusted so that the holder of this Warrant shall be entitled to receive the number of shares of Common Stock or other securities of the Company upon exercise of this Warrant which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 2(a)(i) shall become applicable (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution and (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively.

                  (ii) In case the Company shall at any time or from time to time after the Date of Issuance declare, order, pay or make a dividend or other distribution (including without limitation any distribution of stock or other securities, evidences of indebtedness, property or assets or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries) on its Common Stock (other than (A) regular quarterly dividends payable in cash or (B) dividends or distributions of shares of Common Stock referred to in Section 2(a)(i)) (any one of the foregoing other than the items specified in clause (A) or (B) referred to as "SECURITIES OR ASSETS"), then and in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the Series 2 Warrants upon the exercise of such Series 2 Warrants so that any such holder exercising its Series 2 Warrants will receive upon such exercise, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, exercised its Warrant for Common Stock, the Exercise Price shall be adjusted so that such Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on such record date less the then fair market value (as determined by the Board in good faith) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price of the Common Stock on such record date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Series 2 Warrants shall have the right to receive the amount and kind of Securities or Assets which such holder would have received had such holder exercised its Warrant immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (iii) In case the Company shall issue or sell any Common Stock (or rights, Options, warrants or other Convertible Securities) (collectively, "ADDITIONAL SHARES") at any time after the date hereof until January 3, 2006 without consideration or for a consideration per share (or having a exercise, exchange or exercise price per share) (such per share amount, the "SALE PRICE") less than the greater of (A) the Current Market Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such

Additional Shares of Common Stock and (B) the Exercise Price as of the date of such issuance of shares (or, in the case of Convertible Securities, less than the greater of the Current Market Price or the Exercise Price, as the case may be, as of the date of issuance of the rights, Options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Exercise Price shall be reduced to an amount determined by multiplying (A) the Exercise Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the greater of (a) the then applicable Exercise Price per share and (b) the Current Market Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares of Common Stock (the greater of (a) and (b) above hereinafter referred to as the "ADJUSTMENT PRICE") and (2) the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which the rights, Options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall equal to the product of (I) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and
(y) the number of additional shares of Common Stock issued (or into or for which the rights, Options, warrants or other securities may be converted, exercised or exchanged), multiplied by (II) the Adjustment Price. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Upon each such adjustment of the Exercise Price hereunder, the number of Shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. An adjustment made pursuant to this subsection
(iii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this subsection (iii), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and Convertible Securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or exercise of any such rights, warrants and Convertible Securities into shares of Common Stock. If, subsequent to the date of issuance of such right, warrants or other Convertible Securities, the conversion or exercise price thereof is reduced, such aggregate amount shall be recalculated and the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this

Warrant shall be adjusted retroactively to give effect to such reduction. On the expiration of any option or the termination of any right to convert or exchange any securities into Additional Shares, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination (but taking into account other adjustments or potential made following the time of issuance of such Options or securities) had such option or security, to the extent outstanding immediately prior to such expiration or termination, never been issued and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be correspondingly adjusted. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the fair market value (as determined by the Board of Directors in good faith) of such other securities. The issuance or reissuance of (A) any shares of Common Stock or rights, warrants or other Convertible Securities (whether treasury shares or newly issued shares) (1) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Exercise Price pursuant to subsection (i) of this Section 2(a); (2) pursuant to any restricted stock or stock option plan or program of the Company involving the grant of Options or rights to acquire shares of Common Stock after the date hereof to directors, officers and employees of the Company and its Subsidiaries; (3) pursuant to any option, warrant, right, or Convertible Security outstanding as of the Date of Issuance; (4) pursuant to any securities issued to a bank or other similar financial institution solely in connection with the Senior Credit Facility and the Senior Subordinated Credit Facility; or
(5) pursuant to an underwritten offering registered with the SEC if the offering price is greater than the Exercise Price then in effect; (B) the Preferred Stock and any shares of Common Stock issuable upon conversion or exercise thereof, or
(C) the Series 2 Warrants and any shares of Common Stock issuable upon exercise thereof, shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this subsection (iii) applies. No adjustment shall be made pursuant to this subsection (iii) in connection with any transaction to which Section 2(b) applies.

                  (iv) For purposes of this Section 2(a), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                  (v) All calculations of the Exercise Price pursuant to this Section 2(a) shall be made to the nearest one one-hundredth of a cent. Anything in this Section 2(a) to the contrary notwithstanding, (A) the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a reduction of the Exercise Price of at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to reduce the Exercise Price by at least 1%, such reduction in Exercise Price shall thereupon be given effect and (B) in no event shall the then current Exercise Price be increased as a result of any calculation made at any time pursuant to this Section 2(a).

                  (b) (i) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification to which Section 2(a)(i) shall apply), or in case of any merger or consolidation of the Company with or into another Person (as defined below), or in case of any sale or conveyance to another Person of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the shares of Common Stock are converted into other securities, cash or other property (each of the foregoing being referred to as a "TRANSACTION"), this Warrant shall thereafter be exercisable for, in lieu of the shares of Common Stock issuable upon such exercise prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which the Warrant was exercisable for immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction).

                  (ii) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, (A) the Surviving Person shall agree that the Series 2 Warrants shall be treated as provided in paragraph (i) of this Section 2(b) and the agreements governing such Transaction shall so provide and (B) the Surviving Person thereof shall assume, by written instrument mailed, by first-class mail, postage prepaid, to each holder of the Series 2 Warrants at such holder's address as it appears in the records of the Company, the obligation to deliver to such holder such cash or other securities to which, in accordance with the foregoing provisions, such holder is entitled and such Surviving Person shall have mailed, by first-class mail, postage prepaid, to each holder of the Series 2 Warrants at such holder's address as it appears in the records of the Company, and an opinion of independent counsel for such Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

                  (c) In any case, if necessary, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to rights and interests thereafter of the holders of the Series 2 Warrants to the end that the provisions set forth herein for the protection of the purchase rights of the Series 2 Warrants shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities (other than the Common Stock) and property deliverable upon exercise of the Series 2 Warrants remaining outstanding with such adjustments in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant and such other adjustments in the provisions hereof as the Board of Directors shall in good faith determine to be appropriate. In case securities or property other than Common Stock shall be issuable or deliverable upon exercise as aforesaid, then all references in this Section 2 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

                  (d) If the Company shall pay any dividend or make any other distribution to the holders of its Common Stock (other than regularly quarterly dividends payable in cash) or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any Transaction, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 15 days prior written notice to the holders of the Series 2 Warrants by first-class mail, postage prepaid, at their respective addresses as they shall appear in the records of the Company of the earlier of the dates on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such Transaction, dissolution, liquidation or winding up shall take place. Such notice shall also specify that date as of which the holders of the Common Stock of record shall participate in said dividend, distribution of subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  Section 3. Reports as to Adjustments. Upon the occurrence of any event specified in Section 2(a) that would result in any adjustment of the Exercise Price, then, and in each such case, the Company shall promptly deliver by first-class mail, postage prepaid, at their respective addresses as they shall appear in the records of the Company, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price then in effect and the number of shares of Common Stock obtainable upon exercise of the Series 2 Warrants following such adjustment. Where appropriate, such notice to the holders of the Series 2 Warrants may be given in advance and included as part of the notice required pursuant to Section 2(d).

                  Section 4. Definitions. The following terms have meanings set forth below:

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, or any day on which banks in New York City are authorized or obligated by applicable law to close.

                  "COMMON STOCK" means, collectively, the Company's Common Stock, par value $1 per share (including any associated Right, as defined in and issued pursuant to the Rights Agreement, dated as of October 27, 1998, as amended, by and between the Company and The Bank of New York (successor to First Chicago Trust Company of New York), as Rights Agent.

                  "CONVERTIBLE SECURITIES" means any stock or securities (directly or indirectly, after the passage of time or otherwise) convertible into or exercisable or exchangeable for Common Stock.

                  "CURRENT MARKET PRICE," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "CURRENT MARKET PRICE" shall mean the fair market value per share of Common Stock or of such other securities as determined by an independent investment banking firm with an established national reputation as a valuer of equity securities selected by the Company and reasonably acceptable to the holders of a majority of the shares of Preferred Stock outstanding at the time.

                  "EXERCISE PRICE" shall mean $28.62.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "SURVIVING PERSON" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Preferred Stock, Series 2 Warrants or Common Stock of the Company is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

                  "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national exchange, a Business Day.

                  Section 5.        No Voting Rights; Limitations of Liability.
This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                  Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, including the provisions of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit I) at the principal office of the Company.

                  Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Series 2 Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Series 2 Warrants shall represent such portion of such purchase rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates representing the unexpired and unexercised purchase rights formerly represented by this Warrant shall be issued. All Series 2 Warrants representing portions of the purchase rights hereunder are referred to herein as the "SERIES 2 WARRANTS."

                  Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Series 2 Warrants, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series 2 Warrants of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 9. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices, Attention: General Counsel and (ii) to any Registered Holder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                  Section 10. Amendment and Waiver. Any provision of this Warrant may be amended or modified in whole or in part at any time by an agreement in writing among the Company and the holder of this Warrant. No failure on the part of either the Company or the holder of this Warrant to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by either the Company or the holder of this Warrant of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. References in this Warrant to Sections and Exhibits are references to Sections of, and Exhibits to, this Warrant unless otherwise noted. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

                  Section 12. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the Company hereto that it would have executed the remaining portion of this Warrant without including therein any such parts or parts which may, for any reason, be hereafter declared invalid.

                  Section 13. Entire Agreement. This Warrant and the Purchase Agreement and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the Company and the Registered Holder with respect to the transactions contemplated by this Warrant.

                                   * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                    R.H. DONNELLEY CORPORATION

                                    By: ______________________________
                                        Name:
                                        Title:

Attest:

_______________________________
Name:
Title:

                                                                       EXHIBIT I

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, ______________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ____) with respect to the number of shares of the Common Stock, par value $1 per share, of R.H. Donnelley Corporation, a Delaware corporation, covered thereby set forth below, unto:

Names of Assignee             Address                           No. of Shares
-----------------             -------                           -------------

                                    Signature: ________________________________

                                    Address:   ________________________________

                                    Witness:   ________________________________

                                                                      EXHIBIT II

                               EXERCISE AGREEMENT

To:  R.H. Donnelley Corporation           Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ______), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock, par value $1 per share (the "COMMON STOCK"), of R.H. Donnelley Corporation, a Delaware corporation (the "COMPANY"), covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

         The undersigned(1) represents to the Company as follows:

                  (i) such Person (as defined in the Warrant) is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "SECURITIES ACT") and was not organized for the specific purpose of acquiring the Common Stock issuable upon exercise thereof;

                  (ii) such person has sufficient knowledge, sophistication and experience in financial and business matters as are necessary to evaluate the risks and merits of an investment in the Company;

                  (iii) such Person has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                  (iv) the Common Stock being acquired by such Person is being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

                  (v) such Person understands that (A) none of the shares of Common Stock issuable upon the exercise of the Warrant have been registered under the Securities Act and are being issued in reliance upon federal and state exemptions for transactions not involving any public offering, (B) the shares of Common Stock issuable upon the exercise of the Warrant must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (C) the shares of Common Stock issuable upon the exercise of the Warrant will bear a legend to such effect, as applicable, and (D) the Company will make a notation on its transfer books to such effect.

                                       [NAME OF PERSON]

                                    By:_______________________________
                                       Name:
                                       Title:
                                       Address:

-----------------------
(1) In the event that the shares of Common Stock are not issued in the name of the Person (as defined in the Warrant) in whose name the Warrant is registered or if the number of shares of Common Stock to be issued does not include all of the shares purchasable under the Warrant, then this Exercise Agreement shall be modified to include applicable language with respect to the provisions of this Exercise Agreement

                           R. H. DONNELLEY CORPORATION

                           SCHEDULE OF DISTRIBUTION OF
    WARRANTS, ISSUED JANUARY 3, 2003, TO PURCHASE COMMON STOCK OF THE COMPANY
                                ("NEW WARRANTS")

-------------------------------------------------------------------------------------
                                                            NUMBER OF NEW WARRANTS
                WARRANT HOLDER                                      RECEIVED
-------------------------------------------------------------------------------------
GS Capital Partners 2000, L.P.                                       591,442
-------------------------------------------------------------------------------------
GS Capital Partners 2000 Offshore, L.P.                              214,908
-------------------------------------------------------------------------------------
GS Capital Partners 2000 GmbH & Co. Beteiligungs KG                   24,721
-------------------------------------------------------------------------------------
GS Capital Partners 2000 Employee Fund, L.P.                         187,804
-------------------------------------------------------------------------------------
Goldman Sachs Direct Investment Fund 2000, L.P.                       53,625
-------------------------------------------------------------------------------------
                                    TOTAL                          1,072,500
-------------------------------------------------------------------------------------